Exhibit 99.1

Paul Gonsalves joins Orthofix as President of Global Extremities Business

LEWISVILLE, TEXAS – September 14, 2020 – Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company focused on musculoskeletal products and therapies, today announced the appointment of Paul Gonsalves as President of the Orthofix Global Extremities business. In this role, Gonsalves will serve on the Company’s Executive Leadership team, reporting to Orthofix President and CEO Jon Serbousek.

Gonsalves joins Orthofix from Integra LifeSciences, a global provider of regenerative technologies, neurosurgical and extremity orthopedic solutions, where he served as Chief Commercial Officer.

“Paul brings to Orthofix more than 30 years of industry experience and proven leadership that will both complement and strengthen our exceptional Extremities management team,” said Serbousek. “Throughout his career, Paul has led global teams in the successful development and execution of innovative strategies focused on driving commercial optimization. I am confident his experience and relationships with surgeons and hospitals will enable us to build and accelerate this important area of our business.”

Gonsalves previously served as Senior Vice President, Enterprise Sales and Corporate Marketing at Integra LifeSciences where he led the company’s creation of an enterprise sales organization to expand portfolio contracting. Prior to this, Gonsalves held the position of Senior Vice President and Chief Transformation Officer with AccentCare Inc. Additionally, he served as Vice President and General Manager of Primary Care at Novartis Pharmaceuticals Corporation. Gonsalves was also the Corporate Vice President, Sales Business Process Improvement and Strategic Initiatives for WellCare Health Plans Inc. Early in his career, Gonsalves held various roles of increasing commercial responsibility with GE Healthcare. A Lean Six Sigma Black Belt, he led their global software development program and the sales and service field teams focused on MRI, CT and other diagnostic imaging technologies among other responsibilities.

“It is an honor to be chosen to lead this sector of the company’s business with its long-standing history and reputation as a leader in providing orthopedic extremity solutions to meet the needs of patients around the world,” said Gonsalves. “I look forward to working with the Orthofix Leadership and Extremities teams to continue to grow and expand the availability of these life-changing products.”

Gonsalves holds a B.S. in Management from Rutgers University School of Business in Camden, NJ.

As an inducement to enter into employment with Orthofix, Gonsalves was granted time-based restricted stock units representing 10,624 shares of Orthofix common stock and a time-based non-qualified stock option award to purchase an aggregate of 32,945 shares of the Company’s common stock. The grants, which were approved by Orthofix’s Board of Directors, were made under standalone inducement award agreements approved pursuant to NASDAQ Marketplace Rule 5635(c)(4).

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in more than 70 countries via the Company's sales representatives and distributors. For more information, please visit www.Orthofix.com.

Forward Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the estimates, projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries, are based on Orthofix management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to: practices of health insurance companies and other third-party payors with respect to reimbursement for our devices and other risks described in the "Risk Factors" sections of our 2019 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

CONTACT:
Mark Quick	Denise Landry
Investor Relations	Media Relations
Tel 214 937 2924	Tel 214 937 2529
markquick@orthofix.com	deniselandry@orthofix.com